Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144106 on Form S-8 of our report dated June 28, 2011, with respect to the financial statements and schedules of Bank of the Commonwealth 401(k) Profit Sharing Plan included in this Annual Report on Form 11-K as of December 31, 2010 and 2009, and for the year ended December 31, 2010.

/s/ Dixon Hughes Goodman LLP

Norfolk, Virginia

June 28, 2011

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